Exhibit 4.3
CITIGROUP INC.,
as Issuer
and
THE BANK OF NEW YORK MELLON,
as Trustee
Seventh Supplemental Indenture
Dated as of December [     ], 2009
Supplement to Indenture of Citigroup Inc.
dated as of July 23, 2004

     [SEVENTH] SUPPLEMENTAL INDENTURE, dated as of December [___], 2009 (this “Seventh Supplemental Indenture”), between CITIGROUP INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Indenture, dated as of July 23, 2004 (the “Base Indenture”), supplemented by a First Supplemental Indenture, dated as of December 3, 2007 (the “First Supplemental Indenture”) and a Fifth Supplemental Indenture, dated as of November 2, 2009 (the “Fifth Supplemental Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture and the Fifth Supplemental Indenture, the “Supplemented Base Indenture” and the Supplemented Base Indenture, as supplemented by this Seventh Supplemental Indenture, the “Indenture”).
W I T N E S S E T H
     WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture, to provide for the issuance from time to time of its notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its [_.___]% Subordinated Amortizing Notes due December 15, 2012 (the “Notes”, and “Note” means each note of such series having an initial principal amount of $[___]), the form of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Supplemental Indenture and this Seventh Supplemental Indenture; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this [Seventh] Supplemental Indenture and all requirements necessary to make this Seventh Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Seventh Supplemental Indenture has been duly authorized in all respects.
     NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
Definitions
     Section 1.01. Definition Of Terms. Unless the context otherwise requires (including for purposes of the Recitals):
     (a) a term defined in the Supplemented Base Indenture has the same meaning when used in this Seventh Supplemental Indenture unless otherwise specified herein;
     (b) a term defined anywhere in this Seventh Supplemental Indenture has the same meaning throughout;
     (c) the definition of any term in this Seventh Supplemental Indenture that is also defined in the Supplemented Base Indenture, shall for the purposes of this Seventh Supplemental Indenture supersede the definition of such term in the Supplemented Base Indenture;
     (d) the definition of a term in this Seventh Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Supplemented Base Indenture insofar as the use or effect of such term in the Supplemented Base Indenture, as previously defined, is concerned;
     (e) the singular includes the plural and vice versa;
     (f) headings are for convenience of reference only and do not affect interpretation; and
     (g) the following terms have the meanings given to them in this Section 1.01(g):
     “Citigroup Trust” means each of Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII, Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI, Citigroup Capital XXX, Citigroup Capital XXXI, Citigroup Capital XXXII and Citigroup XXXIII, each a Delaware statutory trust, or any other similar trust created for the purpose of issuing Preferred Securities in connection with the issuance of junior subordinated debt securities under the Junior Subordinated Debt Indentures or the Junior Junior Subordinated Debt Indentures.
     “Company” shall have the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.
     “DTC” means The Depository Trust Company.
     “Early Mandatory Settlement Date” shall have the meaning set forth in the Purchase Contract Agreement.

     “Early Mandatory Settlement Notice” shall have the meaning set forth in the Purchase Contract Agreement.
     “Early Mandatory Settlement Rate” shall have the meaning set forth in the Purchase Contract Agreement.
     “Early Mandatory Settlement Right” shall have the meaning set forth in the Purchase Contract Agreement.
     “Extension Period” shall have the meaning set forth in Section 2.03(c)(i).
     “Fundamental Change” shall have the meaning set forth in the Purchase Contract Agreement.
     “Holder” means a holder of Notes, unless otherwise indicated.
     “Indenture” shall have the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.
     “Installment Payment Date” means each March 15, June 15, September 15 and December 15, commencing on March 15, 2010.
     “Installment Payment Period” means the period from, and including, the Issue Date to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from and including an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date.
     “Issue Date” means                     , 2009.
     “Global Note” shall have the meaning set forth in Section 2.02.
     “Mandatory Settlement Date” means the Maturity Date.
     “Maturity Date” means December 15, 2012.
     “Note” and “Notes” shall have the respective meanings set forth in the first recital of this Seventh Supplemental Indenture.
     “Participant” means the direct or indirect participant through which a Holder holds an interest in a Unit.
     “Paying Agent” shall initially mean the Trustee.

     “Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of December [___], 2009, between the Company and The Bank of New York Mellon, as purchase contract agent and as Trustee.
     “Purchase Contracts” shall have the meaning set forth in the Purchase Contract Agreement.
     “Registrar” shall initially mean the Trustee.
     “Regular Record Date” shall have the meaning set forth in Section 2.03(b).
     “Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice, which shall be at least 20 but not more than 45 Business Days following the date of the Company’s Early Mandatory Settlement Notice, which may or may not fall on the Early Mandatory Settlement Date.
     “Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” on the reverse side of the Notes.
     “Repurchase Right” shall have the meaning set forth in Section 4.01.
     “Repurchase Price” per Note to be redeemed shall be equal to the principal amount of such Note as of the Repurchase Date, plus (i) accrued and unpaid interest on such principal amount at a rate of [___]% per annum and (ii) if at the time the Company extends the Repurchase Right to Holders there is an Extension Period in effect, the aggregate amount of deferred installment payments and interest thereon, determined as set forth in Section 2.03(c)(ii). However, if the Notes are in certificated form and the Repurchase Date falls after a Regular Record Date and on or prior to the immediately succeeding Installment Payment Date, the installment payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the Holder as of such Regular Record Date and will not be included in the Repurchase Price per Note.
     “Senior Indebtedness” means, with respect to the Company:
(1)	the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company including, without limitation, (i) all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the same has been or may be amended, modified, or supplemented from time to time and (ii) all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of April 12, 2001, between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase

Bank, N.A., as the same has been or may be amended, modified, or supplemented from time to time;

(2)	all capital lease obligations of the Company;

(3)	all obligations of issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(4)	all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers acceptances, security purchase facilities or similar credit transactions;

(5)	all obligations of in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by Company, except that “Senior Indebtedness” shall not include:
(A)	any other indebtedness issued under this Indenture;

(B)	all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under (i) the indenture, dated as of October 7, 1996, between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, as the same has been or may be amended, modified, or supplemented from time to time and (ii) the indenture, dated as of July 30, 2009, between the Company and The Bank of New York Mellon, as trustee, as the same has been or may be amended, modified, or supplemented from time to time (collectively and together with the Indenture, the “Junior Subordinated Debt Indentures”);

(C)	all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under (i) the indenture, dated as of June 30, 2006, between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., as trustee, as the same has been or may be amended, modified, or supplemented from time to time; (ii) the indenture, dated as of September 15, 2006, between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., as the same has been or may be amended, modified, or supplemented from time to time; and (iii) the indenture, dated as of June 28, 2007, between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the same has been or may be amended, modified, or supplemented from time to time (collectively, the “Junior Junior Subordinated Debt Indentures”);

(D)	any guarantee in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust; and

(E)	any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the amortizing notes and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent the Units from qualifying for tier 1 capital treatment (irrespective of any limits on the amount of Citigroup’s tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.
     “Trustee” shall have the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.
     “Securities” shall have the meaning set forth in the first recital of this Seventh Supplemental Indenture.
     “Supplemented Base Indenture” shall have the meaning set forth in the first paragraph of this Seventh Supplemental Indenture.
     “Units” shall have the meaning set forth in the Purchase Contract Agreement.
ARTICLE 2
General Terms And Conditions Of The Notes
     Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as the      % Amortizing Notes due 2015 limited in aggregate principal amount to $[°°°] (or up to $[°°°] to the extent that the Underwriters’ over-allotment option is exercised). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of the Notes pursuant to Section 4.01 of this Seventh Supplemental Indenture.

     Section 2.02. Form, Payment and Appointment. The Notes will be Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in registered form, Global Notes may be transferred, in whole or in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
     Installments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee.
     The Registrar and Paying Agent for the Notes shall initially be the Trustee.
     The Notes shall be issuable in denominations of $[?] and integral multiples of $[?] in excess thereof.
     Section 2.03. Installment Payments
     (a) Installment Payment Dates. On each Installment Payment Date, the Company shall pay, in cash, equal installments of $[___] on each Note, subject to the Company’s right to defer extend the installment payment period at any time and from time to time under the circumstances, and subject to the conditions, set forth in clause (c) of this Section 2.03. Installments
     (b) Installment Payment Amount. Each installment shall constitute a payment of interest (at a rate of [°°°]% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below.

Installment Payment Date	Amount of Principal	Amount of Interest
March 15, 2010	$[•]	$[•]
June 15, 2010	$[•]	$[•]
September 15, 2010	$[•]	$[•]
December 15, 2010	$[•]	$[•]
March 15, 2011	$[•]	$[•]
June 15, 2011	$[•]	$[•]
September 15, 2011	$[•]	$[•]
December 15, 2011	$[•]	$[•]
March 15, 2012	$[•]	$[•]
June 15, 2012	$[•]	$[•]
September 15, 2012	$[•]	$[•]
December 15, 2012	$[•]	$[•]

     Each installment payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an installment is payable for any period shorter than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an installment is payable is not a Business Day, then payment of the installment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
     Installments shall be paid to the person in whose name the Note is registered, with limited exceptions, at the close of business on the Business Day (each, a “Regular Record Date”) immediately preceding the related Installment Payment Date. In the event the Notes do not continue to remain in book-entry only form, the Company shall have the right to select Regular Record Dates.
     (c) Option To Extend Installment Payment Period.
     (i) The provisions set forth in Article XIII of the Base Indenture shall not apply with respect to the Notes. Instead, the Company may defer installment payments, at any time and from time to time, by extending the Installment Payment Period, so long as such period of time does not extend beyond December 15, 2015 (the “Extension Period”). The Company may end an Extension Period on any Installment Payment Date occurring on or before December 15, 2012 or, in the case of an Extension Period that extends beyond December 15, 2012, on any Business Day thereafter that is on or before December 15, 2015.
     (ii) At the end of any Extension Period, the Company shall pay all installment payments for which the related Installment Payment Date occurred during such Extension Period, together with interest on the full amount of such installment payments compounded quarterly at the rate of ___% per annum, to the extent permitted by applicable law. The Company shall give Holders of Units and Holders of Notes at least 10 Business Days’ notice of the end of an Extension Period.
     (iii) Prior to the termination of any Extension Period, the Company may further defer installment payments by extending such Extension Period. Such Extension Period, including all such previous and further extensions, may not extend beyond December 15, 2015. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, if consistent with the terms set forth in this clause (c) of Section 2.03. No installment payment (or interest thereon) during an Extension Period, except at the end of such Extension Period, shall be due and payable.
     (iv) The Company shall give the Holders of Units and Notes notice of its election of an Extension Period (or any extension thereof) at least 10 Business Days prior to the earlier of (x) the next succeeding Installment Payment Date; or (y) the date upon which the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the record or payment date of such installment payment.
     (d) Restrictions Applicable During an Extension Period and Certain Other Circumstances.
     (i) The provisions set forth in Article XIII of the Base Indenture shall not apply with respect to the Amortizing Notes. Instead, if (x) there shall have occurred and be continuing a Default under the Indenture or (y) the Company shall have given notice of its election to defer installment payments, or any extension of such period, shall be continuing, then:
     (A) the Company and its Subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its Capital Stock or make any guarantee payment with respect thereto other than:
     (1) purchases, redemptions or other acquisitions of shares of Capital Stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (2) purchases of shares of the Company’s common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;
     (3) as a result of an exchange or conversion of any class or series of the Company’s Capital Stock for any other class or series of the Company’s Capital Stock;
     (4) the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; or

     (5) purchases of the Company’s Capital Stock in connection with the distribution thereof; and
     (B) the Company and its Subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by the Company that rank equally with or junior to the Notes other than pro rata payments of accrued and unpaid interest on the Notes and any other debt securities or guarantees issued by the Company that rank equally with the Notes, except and to the extent the terms of any such debt securities would prohibit the Company from making such pro rata payment.
     These foregoing restrictions shall not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.
ARTICLE 3. Redemption.
     Section 3.01. Article XI shall not apply with respect to the Notes.
ARTICLE 4. Repurchase of Notes at the Option of the Holder
     Section 4.01. Offer to Repurchase. If the Company (a) elects to exercise its Early Mandatory Settlement Right and (b) at the time of such election, (x) there is not an Extension Period in effect and (y) the Company has not given notice pursuant to Section 2.03(c)(iv) that it intends to defer future scheduled installment payments, then Holders of Notes will have the right (the “Repurchase Right”) to require the Company to repurchase some or all of their Notes for cash at the Repurchase Price per Note to be redeemed on the Repurchase Date, as described below. Holders may not require the Company to repurchase a portion of an Amortizing Note, nor will any Holder have the right to require the Company to repurchase any or all of such Holder’s Notes in connection with any Early Settlement of such Holder’s Purchase Contracts at the Early Settlement Rate in accordance with the Purchase Contract Agreement.
     Section 4.02. Conditions to Exercise. Notwithstanding Section 4.01, Holders may exercise the Repurchase Right if an Extension Period is in effect or the Company has given notice that it intends to defer future scheduled installment payments, if, at the time the Company elects to exercise its Early Mandatory Settlement Right, it has received any required regulatory approval or consent from the Board of Governors of the Federal Reserve System or any successor primary federal regulator to extend the Repurchase Right to Holders, if then required.
     Section 4.03. Procedures for Exercise.
     (a) To exercise the Repurchase Right, a Holder shall deliver, on or before the second Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the

Units, if the Early Mandatory Settlement Date falls on the same day as the Repurchase Date and if the Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case in accordance with appropriate DTC procedures, unless the Note is not a Global Note, in which case such Holder shall deliver the Notes to be repurchased or the Units that include the Notes to be repurchased, duly endorsed for transfer, together with a Repurchase Notice, to the Paying Agent.
     (b) The Repurchase Notice shall state the following:
     (i) if certificated Notes or Units have been issued, the certificate numbers of the Notes or Units, or if the Notes are Global Notes, the Repurchase Notice shall comply with appropriate DTC procedures;
     (ii) the number of Notes to be repurchased; and
     (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.
     Section 4.04. Withdrawal of Repurchase Notice.
     (a) A Holder may withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the trustee prior to the close of business on the second Business Day immediately preceding the Repurchase Date.
     (b) The notice of withdrawal shall state the following:
     (i) the number of the withdrawn Notes;
     (ii) if certificated Notes or Units have been issued, the certificate numbers of the withdrawn Notes or Units, or if not certificated, the notice of withdrawal shall comply with appropriate DTC procedures; and
     (iii) the number of Notes, if any, that remain subject to the Repurchase Notice.
     (c) The Company shall be required to repurchase the Notes on the Repurchase Date. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes.
     (d) If the Trustee holds money sufficient to pay the Repurchase Price of the Notes on the Repurchase Date, then (i) the Notes shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the Notes are delivered to the Trustee); and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price).

     (e) The Company shall, in connection with any repurchase offer pursuant to an Early Mandatory Settlement Notice, if required, (i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and (ii) file a Schedule TO or any other required schedule under the Exchange Act.
     (f) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of a Default by the Company of the payment of the Repurchase Price with respect to such Notes).
     Section 4.05. Defeasance. For the avoidance of doubt, the provisions of Article IV of the Base Indenture apply to the Notes.
     Section 4.06. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
ARTICLE 5
Form Of Note
     Section 5.01. Form Of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE 6
Original Issue Of Notes
     Section 6.01. Original Issue Of Notes. Notes in the aggregate principal amount of $[°°°] may from time to time, upon execution of this Seventh Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 3.03 of the Base Indenture.
ARTICLE 7
Original Issue Discount
     Section 7.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 8
Defaults And Remedies
     Section 8.01. Defaults. In addition to the Defaults set forth in Section 5.7 of the Base Indenture, each of the following shall constitute a “Default” with respect to the Notes:
     (a) an Event of Default, including the Event of Default described in Section 8.02(a) and excluding the Event of Default described in Section 8.02(b);
     (b) a default for 30 days in the payment of any installment payment on any Note when such payment is due (taking into account any Extension Period);
     (c) failure to give notice of a Fundamental Change, as required under the Purchase Contract Agreement; and
     (d) failure to pay the Repurchase Price in connection with any Holder’s exercise of its Repurchase Right.
     The Defaults set forth in Section 5.7(b), (c), (d) and (f) of the Base Indenture shall not apply to the Notes.
     Notwithstanding anything to the contrary herein, Holders shall not have the right to accelerate the Notes in accordance with Section 5.2 of the Base Indenture with respect to Defaults, except for Defaults that are also Events of Default. In addition, the Trustee may withhold notice to the Holders of any Default with respect to the Notes, except in the case of (x) a failure to make an installment payment, or (y) failure to pay the Repurchase Price, if it considers such withholding to be in the interests of Holders.
     Section 8.02. Events Of Default. (a) In addition to the Events of Default set forth in Section 5.1 of the Base Indenture, it shall be an “Event of Default” with respect to the Notes if there is a failure to pay in full all deferred installment payments on the Notes on or by December 15, 2015 and continuance of such failure to pay for a period of 30 days.
     (b) The Event of Default specified in Section 5.1(a) of the Base Indenture shall not apply to the Notes.

ARTICLE 9
Miscellaneous
     Section 9.01. Ratification Of Indenture. The Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
     Section 9.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture.
     Section 9.03. New York Law To Govern. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR NOTES, SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 9.04. Separability. In case any one or more of the provisions contained in this Seventh Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Seventh Supplemental Indenture or of the Notes, but this Seventh Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 9.05. Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 9.06 Modifications. No modification or amendment to the Indenture shall be made if (x) the installment payment terms are thereby modified or amended; or (y)the percentage of Holders necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past Default; unless such modification or amendment is made with the consent of the Holder of each Note affected thereby.

ARTICLE 10
Tax Treatment
     Section 10.01. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial owner will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Unit as the acquisition of the Note and the Purchase Contract constituting the Unit, (2) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) for United States federal income tax purposes and (3) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes. A Holder may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Citigroup Inc., 399 Park Avenue, New York, New York, 10043.
ARTICLE 11
Subordination
     Section 11.01. The provisions of Article XIV of the Base Indenture shall apply with respect to the Notes, except that references therein to “Senior Indebtedness” shall instead be deemed to be references to “Senior Indebtedness” as defined in this Seventh Supplemental Indenture for purposes of the Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

CITIGROUP INC.
By:
Name:
Title:

Attest:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

Attest:

EXHIBIT A

REGISTERED NO. R-1	CUSIP: [•]
(FORM OF FACE OF NOTE)
[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCED DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. [•]
$[•]
CITIGROUP INC.
AMORTIZING NOTE DUE 2012
     CITIGROUP INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of up to [°°°] ($°°°)[, or such lesser amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto,] in quarterly installments (constituted by a payment of interest at the rate per year of [•]% and a partial repayment of principal) payable on March 15, June 15, September 15 and December 15 of each year (each such date, an “Installment Payment Date” and each full quarterly period between Installment Payment Dates, an “Installment Payment Period”), commencing March 15, 2010, all as set forth on the reverse hereof, with the final installment due and payable on December 15, 2012 (the “Maturity Date”). The installment amount payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment is payable for any period shorter than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a Business Day, then payment of the installment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Installments shall be paid to the person in whose name the Note is registered, with limited exceptions, at the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). In the event the Notes do not continue to remain in book-entry only form, the Company shall have the right to select Regular Record Dates. Any such installment payment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted installment, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Installments shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of installments may be made at the option of the

Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.
     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.
     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
Dated:

CITIGROUP INC., as Issuer
By:
Name:
Title:

Attest
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein described in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)
CITIGROUP INC.
     This Note is one of a duly authorized series of Securities of the Company designated as its Amortizing Notes due 2012 (herein sometimes referred to as the “Notes”), issued under a junior debt indenture, dated as of July 23, 2004 (the “Base Indenture”), supplemented by a First Supplemental Indenture, dated as of December 3, 2007 (the “First Supplemental Indenture”) and a Fifth Supplemental Indenture, dated as of November 2, 2009 (the “Fifth Supplemental Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, the Fifth Supplemental Indenture and a Seventh Supplemental Indenture, the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said Seventh Supplemental Indenture.
     Each installment shall constitute a payment of interest (at a rate of [°°°]% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal		Amount of Interest
March 15, 2010	$	[•]	$	[•]
June 15, 2010	$	[•]	$	[•]
September 15, 2010	$	[•]	$	[•]
December 15, 2010	$	[•]	$	[•]
March 15, 2011	$	[•]	$	[•]
June 15, 2011	$	[•]	$	[•]
September 15, 2011	$	[•]	$	[•]
December 15, 2011	$	[•]	$	[•]
March 15, 2012	$	[•]	$	[•]
June 15, 2012	$	[•]	$	[•]
September 15, 2012	$	[•]	$	[•]
December 15, 2012	$	[•]	$	[•]
     The Securities of this series shall not be subject to redemption at the option of the Company at any time prior to their Maturity Date. However, a Holder shall have the right to require the Company to repurchase some or all of their Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

     This Security is not entitled to the benefit of any sinking fund. The Base Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.
     If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then outstanding may declare the aggregate principal amount of the Notes of this series, and all interest accrued thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.
     The Base Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of more than 50% in aggregate principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for certain purposes as described therein.
     Obligations Unconditional. No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
     Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in fully registered, permanent global form without coupons in initial minimum denominations of $[?] or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.
     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     No recourse shall be had for the payment of any installment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
     The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial Holder will be deemed to have agreed [(1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Note as [•], (2)] to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) for United States federal income tax purposes and [(3)] to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Notes for United States federal income tax purposes. A Holder may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Citigroup Inc., 399 Park Avenue, New York, New York, 10043.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Date:
Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name
Title:

as Trustee

By:
Name
Title:
Attest:

By:
Name
Title:

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN NOTE
The following increases or decreases in a part of this Note have been made:

	Amount of	Amount of	Principal
	decrease in	increase in	amount of this	Signature of
	principal	principal	Note following	authorized
	amount of this	amount of this	such decrease	officer of
Date	Note	Note	(or increase)	Trustee